EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Paul Bowman	Kelly Hamor
Vice President, Investor Relations	Formula
Cymer, Inc.	(619) 234-0345

(858) 385-5312

Hamor@formulapr.com

pbowman@cymer.com

CYMER REPORTS SECOND QUARTER 2008 OPERATING RESULTS

SAN DIEGO, Calif., July 24, 2008 - Cymer, Inc. (Nasdaq: CYMI), the world’s leading supplier of light sources used by chipmakers to create advanced semiconductor chips, today announced operating results for the second quarter and first six months ended June 30, 2008.

For the second quarter of 2008:

•      net income totaled $14,333,000, equal to $0.46 per share (diluted), compared to net income of $24,934,000, equal to $0.67 per share (diluted) in the second quarter of 2007 and net income of $12,892,000, equal to $0.41 per share (diluted) in the first quarter of 2008.

•      revenue totaled $123,991,000 compared to revenue of $122,935,000 in the prior year’s second quarter, and revenue of $123,952,000 in the first quarter of 2008.

For the first six months of 2008:

•      net income totaled $27,225,000, equal to $0.88 per share (diluted), compared to net income of $45,255,000, equal to $1.19 per share (diluted) in the first six months of 2007.

•      revenue totaled $247,943,000 compared to revenue of $249,649,000 in the first six months of 2007.

Commenting on second quarter results, Bob Akins, Cymer’s chief executive officer, said, “We are pleased with the strong adoption of our XLR 500i argon fluoride (ArF) light source, shipments of which more than doubled again in the second quarter of 2008 compared to the prior quarter. We reached a milestone with the installation of five XLR 500i light sources at chipmaker locations.  We also received the first order for two XLR 600i light sources, the industry’s first 90 Watt (W) light source designed to support ArF immersion double patterning applications.   Second quarter installed base products and services revenue grew to $82.3 million, 28 percent higher than the second quarter of 2007.  Our installed base products and services revenue continues to be driven by high pulse counts in all three chip sectors, strong adoption of our OnPulseTM product to enhance total laser productivity, and demand for productivity enhancements such as Gas Lifetime eXtensionTM. In addition, we continue to demonstrate our strong extreme ultraviolet (EUV) leadership position and remain on track to achieve the 100 W of continuous average power that will be required of the first production EUV source, which is scheduled to ship near the end of 2008.”

Nancy Baker, Cymer’s chief financial officer, stated, “Our revenue and gross margin held up well in this slower semi-equipment business environment.  Demand for our high productivity XLR 500i light sources and continued growth in our installed base products and services revenue, contributed to solid second quarter sales.  We shipped a total of 29 light sources in the second quarter of 2008, with 19 of them being ArF sources built on the XL platform.  We shipped 13 XLR 500i light sources which we anticipate will be installed in high volume immersion applications at memory,  advanced logic, and foundry manufacturers in the near future.  With advanced ArF sources comprising a significant portion of the product mix, our average selling price (ASP) remained above $1.4 million for the second quarter.”

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CYMER REPORTS SECOND QUARTER 2008 OPERATING RESULTS………….………..Page 2 of 6

The company reported gross profit of $60.6 million, yielding a 48.9 percent gross margin in the second quarter of 2008, and recorded operating income of $22.2 million, yielding a 17.9 percent operating margin.  Second quarter expenses and earnings were positively affected by the company’s decision to reduce second quarter variable compensation, including approximately $3 million recorded in the first quarter.  This decision was made in response to changes in industry and business conditions.

Baker continued, “Deep ultraviolet (DUV) bookings for the second quarter of 2008 totaled $97.4 million, resulting in a book-to-bill ratio of 0.79.  Approximately 86 percent of the units and 95 percent of the value of unit bookings in the second quarter were ArF.  We ended the quarter with a DUV backlog of approximately $50.2 million, with ArF immersion comprising approximately 78 percent of the value of systems in backlog.

Cash and investments declined by $46 million as compared to the prior quarter, as the company strategically increased field inventory, continued its investment in EUV commercialization, and purchased approximately $14.6 million dollars of Cymer common stock, or 496,000 shares, at an average price of $29.49.

Corporate Outlook

Commenting on the outlook, Akins noted, “The semiconductor and semiconductor capital equipment industries are operating in a difficult economic environment, with softer consumer spending, tighter credit markets, volatile oil prices and rising unemployment and inflation all taking a toll.  Lower chip prices have resulted in an overall slowdown in semiconductor capital spending, affecting every segment of the equipment industry, including lithography.  Accordingly we expect third quarter light source demand to be lower in keeping with chipmakers’ revised capital investment decisions.  However, we do expect demand for immersion tools to remain strong.”

Turning to Cymer specifically, Akins continued, “We have taken responsible actions in the second quarter to keep our expenses in line with market conditions.  However, we are maintaining our investment in research and development (R&D) to ensure our leadership position going forward.  Cymer is well-positioned in this market to support immersion at the 65nm through 45nm nodes with the XLR 500i, to support double patterning at the 32nm node with the XLR 600i, and we remain in a very strong leadership position with next generation EUV.  Although demand for Cymer light sources will vary generally with semi-equipment cycles, our installed base product and services demand will be driven by pulse utilization, installed base growth, OnPulse adoption and other cost-down and productivity enhancements such as GLX – a business which has demonstrated significant resiliency to macro-semi-equipment cycles.”

Based on information available at this time, Cymer is currently providing the following guidance for the third quarter of 2008, and anticipates:

•      Total revenue to be down 8 percent to 10 percent compared to the revenue reported for the second quarter of 2008.

•      Foreign currency adjusted ASP to exceed $1.5 million based on the light source product mix being weighted toward XLA and XLR light sources for immersion applications.

•      Gross margin to be approximately 45 percent due to a higher mix of installed base products and services.

•      R&D expenses to be between $26 and $27 million as we continue to invest in our DUV and EUV leadership, and TCZ technology.

•      Selling, general and administrative expenses to be between $16.5 million and $17.0 million.

•      The estimated third quarter effective tax rate to be approximately 41 percent due to discrete tax items specific to the third quarter.  We anticipate our effective annual tax rate will remain at approximately 37 percent.

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CYMER REPORTS SECOND QUARTER 2008 OPERATING RESULTS………….………..Page 3 of 6

Cymer’s management will hold a conference call at 2:00 pm (PDT) today, July 24, 2008, to discuss second quarter 2008 operating results and provide third quarter 2008 guidance.  This press release, the conference call and accompanying slides may be accessed on the investor relations page of the company’s Web site at www.cymer.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include, but are not limited to statements regarding the company’s EUV source development, expected product installation schedules, and the statements under the caption “Corporate Outlook” above.  These statements are predictions based on current information and expectations and involve a number of risks and uncertainties.  In addition, statements regarding backlog and book-to-bill ratios should not be read as predictions or projections of future performance.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to: the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; cyclicality in the market for semiconductor manufacturing equipment; the timing of customer orders, shipments and acceptances; delays or cancellations by customers of their orders, the performance and market acceptance of the company’s new products or technologies; new and enhanced product offerings by competitors; the company’s ability to meet its production and product development schedules; the rate at which semiconductor manufacturers adopt new technologies and purchase and take delivery of photolithography tools from the company’s customers; the company’s ability to secure adequate supplies of critical components for its advanced products; the company’s ability to manage its expense levels and unanticipated expenses, the performance and conditions in the United States and world financial markets; the policies and actions of the United States and other governments; and general economic conditions.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All forward-looking statements are qualified in their entirety by this cautionary statement, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

About Cymer

Cymer, Inc., is the market leader in developing laser light sources, used by chipmakers worldwide to manufacture advanced semiconductor chips. Cymer’s light sources have been widely adopted by the world’s top chipmakers and the company’s installed base comprises more than 3,300 systems. Continuing its legacy of leadership, Cymer is currently pioneering the industry’s transition to extreme ultra-violet (EUV) lithography, the next viable step on the technology roadmap for the creation of smaller, faster chips. In 2007, Cymer was named one of the “100 Fastest Growing Tech Companies” in the world by CNN Money/Business 2.0. Further information about Cymer may be obtained from the company’s SEC filings, or by visiting www.cymer.com.

Cymer, Inc.

	Three Months Ended June 30		Six Months Ended June 30
	2007	2008	2007	2008
Total revenues	$122,935,000	$123,991,000	$249,649,000	$247,943,000

Net income	$24,934,000	$14,333,000	$45,255,000	$27,225,000
Diluted earnings per share	$0.67	$0.46	$1.19	$0.88
Weighted average common shares outstanding - diluted	38,423,000	33,018,000	39,512,000	33,121,000

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CYMER REPORTS SECOND QUARTER 2008 OPERATING RESULTS………….………..Page 4 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	For the three months			For the six months
	ended June 30,			ended June 30,
	2007		2008	2007		2008
REVENUES:
Product sales	$122,065		$123,562	$248,313		$246,593
Product sales - related party	870		429	1,336		1,350
Total revenues	122,935		123,991	249,649		247,943

COST OF PRODUCT SALES	56,719		63,361	121,785		127,417

GROSS PROFIT	66,216		60,630	127,864		120,526

OPERATING EXPENSES:
Research and development	20,091		24,173	39,393		46,938
Sales and marketing	5,781		5,679	12,750		12,513
General and administrative	9,729		8,530	18,539		19,093

Total operating expenses	35,601		38,382	70,682		78,544

OPERATING INCOME	30,615		22,248	57,182		41,982

OTHER INCOME (EXPENSE):
Foreign currency exchange gain (loss)	2		(1,778)	429		(69)
Write-down of investment	—		(1,027)	—		(4,833)
Interest and other income	5,806		2,361	12,223		5,708
Interest and other expense	(1,524)		(1,538)	(3,103)		(3,298)

Total other income (expense) - net	4,284		(1,982)	9,549		(2,492)

INCOME BEFORE INCOME TAX PROVISION AND MINORITY INTEREST	34,899		20,266	66,731		39,490

INCOME TAX PROVISION	10,862		6,708	23,089		13,821
MINORITY INTEREST	897		775	1,613		1,556

NET INCOME	$24,934		$14,333	$45,255		$27,225

EARNINGS PER SHARE:
Basic earnings per share	$0.71		$0.48	$1.25		$0.90
Weighted average common shares outstanding-basic	35,121		30,127	36,189		30,221
Diluted earnings per share	$0.67	(a)	$0.46 (a)	$1.19	(a)	$0.88 (a)
Weighted average common shares outstanding-diluted	38,423	(a)	33,018 (a)	39,512	(a)	33,121 (a)

(a)   As a result of applying the if-converted method for calculating diluted earnings per share for both the three month and six month periods ended June 30, 2007 and June 30, 2008, shares have been adjusted assuming conversion of our 3.5% convertible subordinated notes,and net income has been adjusted for an add back of related interest expense, net of tax. Shares have been adjusted by 2.8 million for both the three month and six month periods ended June 30, 2007 and net income has been adjusted by $966,000 and $1.8 million for the three months and six months ended June 30, 2007, respectively. Shares have been adjusted by 2.8 million for both the three months and six month periods ended June 30, 2008 and net income has been adjusted by $939,000 and $1.8 million for the three months and six months ended June 30, 2008, respectively.

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CYMER REPORTS SECOND QUARTER 2008 OPERATING RESULTS………….………..Page 5 of 6

CYMER, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	December 31,	June 30,
	2007	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$305,707	$230,074
Short-term investments	22,355	37,374
Accounts receivable - net	91,875	78,661
Accounts receivable - related party	1,112	781
Inventories	129,757	173,961
Deferred income taxes	42,147	42,593
Income taxes receivable	—	7,368
Prepaid expenses and other assets	8,930	11,735

Total current assets	601,883	582,547

PROPERTY AND EQUIPMENT - NET	116,725	118,637
LONG TERM INVESTMENTS	29,443	32,505
DEFERRED INCOME TAXES	19,272	20,049
GOODWILL - NET	8,833	8,833
INTANGIBLE ASSETS - NET	12,951	11,424
OTHER ASSETS	5,045	6,136

TOTAL ASSETS	$794,152	$780,131

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$23,980	22,727
Accounts payable - related party	4,428	3,724
Accrued warranty and installation	24,832	26,710
Accrued payroll and benefits	24,406	14,640
Accrued patents, royalties and other fees	3,303	4,449
Convertible subordinated notes	—	140,722
Income taxes payable	13,468	—
Deferred revenue	4,974	9,263
Accrued and other current liabilities	4,087	3,639

Total current liabilities	103,478	225,874

CONVERTIBLE SUBORDINATED NOTES	140,722	—
INCOME TAXES PAYABLE	17,755	21,035
DEFERRED REVENUE	5,562	1,975
OTHER LIABILITIES	17,401	15,518

Total liabilities	284,918	264,402

MINORITY INTEREST	5,711	4,154

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock - authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock - authorized 100,000,000 shares; $.001 par value , 42,339,000 and 42,402,000 shares outstanding at December 31, 2007 and June 30, 2008 respectively	42	42
Additional paid-in capital	579,711	583,994
Treasury stock at cost (12,049,000 and 12,545,000 common shares) at December 31, 2007 and June 30, 2008 respectively	(450,704)	(465,340)
Accumulated other comprehensive income (loss)	214	(8,606)
Retained earnings	374,260	401,485

Total stockholders’ equity	503,523	511,575

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$794,152	$780,131

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CYMER REPORTS SECOND QUARTER 2008 OPERATING RESULTS………….………..Page 6 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the six months
	ended June 30,
	2007	2008

OPERATING ACTIVITIES:
Net income	$45,255	$27,225
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,706	13,651
Non-cash stock based compensation	3,044	3,206
Minority interest	(1,613)	(1,556)
Provision for deferred income taxes	13,102	(1,292)
Loss on disposal or impairment of property and equipment	298	—
Write-down of investments	—	4,833
Change in assets and liabilities:
Accounts receivable - net	9,972	12,474
Accounts receivable - related party	(360)	331
Income taxes receivable	(6,525)	(7,781)
Inventories	(16,988)	(46,681)
Prepaid expenses and other assets	(2,296)	(4,717)
Accounts payable	(3,810)	(1,323)
Accounts payable - related party	(3,416)	(704)
Accrued and other liabilities	(4,084)	(9,581)
Deferred income	368	663
Income taxes payable	(2,983)	(10,690)
Net cash provided by (used in) operating activities	42,670	(21,942)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(7,598)	(14,961)
Purchases of investments	(44,029)	(90,309)
Proceeds from sold or matured investments	194,369	66,134
Acquisition of patents	(121)	—
Net cash provided by (used in) investing activities	142,621	(39,136)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	12,059	1,131
Tax windfall/shortfall from stock option exercises	1,770	(54)
Repurchase of common stock into treasury	(171,724)	(14,636)
Net cash used in financing activities	(157,895)	(13,559)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,114	(996)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	28,510	(75,633)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	302,098	305,707

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$330,608	$230,074

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$2,663	$2,779
Income taxes paid, net	$17,384	$33,258

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